                                                                    EXHIBIT 21.1

                      SUBSIDIARIES OF VANSTAR CORPORATION

                                                                                              VANSTAR         FOREIGN
PLACE OF DOMICILE         DOMESTIC SUBSIDIARIES                                              OWNERSHIP       OWNERSHIP
------------------------  ---------------------------------------------------------------  -------------  ---------------
California                ComputerLand International Development, Inc.                            100%
Delaware                  ComputerPort World Trade, Inc.                                          100%
Texas                     CLand Tex, Inc.                                                         100%
Delaware                  Vanstar Asia Pacific Corporation                                        100%
                           (FORMERLY C/L GOVERNMENT ACCOUNTS CORP)
Delaware                  VST West, Inc.                                                          100%
Delaware                  VST Midwest, Inc.                                                       100%


                                                                                              VANSTAR         FOREIGN
PLACE OF DOMICILE         FOREIGN SUBSIDIARIES                                               OWNERSHIP       OWNERSHIP
------------------------  ---------------------------------------------------------------  -------------  ---------------
Belgium                   Vanstar Belgium N.V.                                                    (1)
Chile                     ComputerLand de Chile, SA                                               100%
Hong Kong                 ComputerLand Corporation of America                                      50%             50%(2)
                            (China) Limited (BEING DISSOLVED)
                          ComputerLand Corporation of America                                      50%             50%(2)
                            (China) Asia Pacific Limited (BEING DISSOLVED)
                          ComputerPort World Trade Limited                                        100%
                            (BEING DISSOLVED)
Luxembourg                Vanstar Europe                                                         99.9%(3)
Mexico                    ComputerLand de Mexico, S.A. de C.V.                                     49%             51%(4)
Singapore                 ComputerLand Far East Pte. Limited                                      100%
Thailand                  ComputerLand Corporation (Thailand) Co., Ltd.                           100%
United Kingdom            Vanstar UK Limited                                                      (5)

------------------------

(1) 99.96% owned by Vanstar Europe; .04% owned by William Y. Tauscher

(2) Fanlaw ltd., a Hong Kong company holding shares for Vanstar Corporation

(3) .1% owned by William Y. Tauscher

(4) Mexicanos de Datos, a Mexican company

(5) 100% owned by Vanstar Europe